                                                                  Exhibit 5.01


                                                   QUESTAR CORPORATION
                                                   180 East 100 South
                                                   180 East 100 South Street
                                                   P.O. Box 45360
                                                   Salt Lake City, Utah 84145
                                                   CONNIE C. HOLBROOK
                                                   SENIOR VICE PRESIDENT


            GENERAL COUNSEL,
            AND CORPORATE SECRETARY

                                                   Tel      801 324 5202
                                                   Fax:     801 324 5483
                                                   E-mail:  ConnieH@questar.com


September 10, 2001

Questar Gas Company
180 East 100 South Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360

Ladies and Gentlemen:

           RE: QUESTAR GAS COMPANY, REGISTRATION STATEMENT ON FORM S-3 RELATING TO $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF MEDIUM-TERM NOTES,
                                    SERIES D

      I am acting as counsel for Questar Gas Company, a Utah corporation (the "Com pany"), in connection with the preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date of this letter (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933 (the "1933 Act"), of up to $100,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series D (the "Series D Notes") to be issued pursuant to an indenture (the "Indenture") by and be tween the Company and Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, N.A.), as successor trustee to Citibank, N.A. (the "Trustee").

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, as amended.

Questar Gas Company               -2-                  September 10, 2001



      In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, agreements, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for this opinion. This includes: (i) the Registration Statement (together with the form of preliminary prospectus that is a part of it) in the form to be filed by the Company with the Commission on the date of this letter; (ii) the Indenture;
(iii) the form of the Series D Notes issuable under the Indenture; (iv) the Form T-1 of the Trustee being filed with the Commission as Exhibit 25.01 to the Registration Statement pursuant to the Trust Indenture Act of 1939, as amended; (v) the Restated Consolidated Articles of Incorporation and Bylaws of the Company, each as amended through the date of this letter; (vi) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and the pro posed issuance of the Series D Notes; and (vii) the form of Distribution Agreement to be entered into among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., and U.S. Bancorp Piper Jaffray Inc., and being filed as Exhibit 1.01 to the Registration Statement. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

      I am admitted to the Bar of the State of Utah, and I express no opinion as to the laws of any other jurisdiction. To the extent that the opinion set forth below relates to matters under the laws of the State of New York, I have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, which is being filed as Exhibit 5.02 to the Registration Statement.

      Based on and subject to the foregoing, I have formed the following opinion: When (1) the Registration Statement has become effective under the 1933 Act, (2) the definitive terms of the Series D Notes and of their issue and sale have been duly established in confor mity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (3) the Series D Notes have been duly executed and authenticated in accordance with such Indenture and have been issued and sold as contem plated in the Registration Statement, the prospectus contained in it and any supplement (the "Prospectus"), the Series D Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer,

Questar Gas Company               -3-                  September 10, 2001


reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceed ing at law or in equity).

      I further consent to the reference made to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5.01 to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                   Sincerely,

                                   /s/ Connie C. Holbrook

                                   Connie C. Holbrook
                                   Questar Corporation
                                   Senior Vice President, General Counsel,
                                   and Corporate Secretary